Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Len Dieterle	Brian Denyeau
Aspen Technology	ICR for Aspen Technology
+1 781-221-4291	+1 646-277-1251
len.dieterle@aspentech.com	ir@aspentech.com

Aspen Technology Announces Financial Results for the
Third Quarter of Fiscal 2024

Bedford, Mass. – May 7, 2024 - Aspen Technology, Inc. (AspenTech) (NASDAQ: AZPN), a global leader in industrial software, today announced financial results for its third quarter in fiscal 2024, ended March 31, 2024.
Antonio Pietri, President and Chief Executive Officer of AspenTech, commented, “Our third quarter performance and updated outlook for fiscal 2024 reflects the more cautious customer buying behavior we experienced at the start of the new calendar year. While this dynamic is expected to weigh on ACV growth in the near-term, the continued health and expansion of our pipeline gives us confidence in the underlying growth opportunity for AspenTech.”

“AspenTech remains well positioned to support customers in their efforts to capitalize on the long-term investment trends of global decarbonization, electrification, and the transition to a new energy system. The opportunity for further collaboration and co-innovation in these areas was on full display last week at our biennial user conference, OPTIMIZE 24. Now, more than ever, our customers are being asked to meet the world’s increasing demand for resources in a sustainable manner, and AspenTech is providing the solutions to make this a reality,” concluded Pietri.

Third Quarter Fiscal Year 2024 Recent Business Highlights
•Annual contract value1 (“ACV”) was $936.1 million at the end of the third quarter of fiscal 2024, increasing 9.5% year over year and 2.4% quarter over quarter.
•Cash flow from operations was $138.1 million for the third quarter of fiscal 2024, compared to $131.0 million in the third quarter of fiscal 2023.
•Free cash flow2 was $137.0 million for the third quarter of fiscal 2024, compared to $129.3 million in the third quarter of fiscal 2023. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.
Summary of Third Quarter Fiscal Year 2024 Financial Results
AspenTech’s total revenue was $278.1 million in the third quarter of fiscal 2024 and included the following:
•License and solutions revenue, which represents the portion of a term license agreement allocated to the initial license and Digital Grid Management (“DGM”) revenue where software, hardware and professional services are recognized as one performance obligation, was $169.5 million in the third quarter of fiscal 2024, compared to $136.3 million in the third quarter of fiscal 2023.
•Maintenance revenue, which represents the portion of customer agreements related to ongoing support and the right to future product enhancements, was $86.3 million in the third quarter of fiscal 2024, compared to $77.3 million in the third quarter of fiscal 2023.

•Services and other revenue, which represents the portion of customer agreements related to professional services and training services, was $22.4 million in the third quarter of fiscal 2024, compared to $16.3 million in the third quarter of fiscal 2023.
Loss from operations was $19.3 million in the third quarter of fiscal 2024, compared to $78.5 million in the third quarter of fiscal 2023. Non-GAAP income from operations was $116.3 million in the third quarter of fiscal 2024, compared to $66.8 million in the third quarter of fiscal 2023. The year-over-year improvement in loss from operations was mainly due to a higher mix of license and solutions revenue, in addition to one-time expense savings, lower stock-based compensation and a continuing focus on driving efficiencies.
Net income was $1.6 million, or $0.02 per diluted share, in the third quarter of fiscal 2024, compared to net loss of $57.6 million, or $0.89 per diluted share, in the third quarter of fiscal 2023. AspenTech has increased amortization of intangible assets following the close of its transaction with Emerson Electric Co. (”Emerson”). AspenTech expects its amortization of intangible assets to remain at higher levels for the next several years as the related asset balance is amortized over the respective expected useful lives of the intangible assets.
Non-GAAP net income was $108.7 million, or $1.70 per diluted share, in the third quarter of fiscal 2024, compared to $69.1 million, or $1.06 per diluted share, in the third quarter of fiscal 2023. The year-over-year increase in non-GAAP net income was mainly due to revenue growth combined with strong operating leverage.
AspenTech had cash and cash equivalents of $177.6 million as of March 31, 2024, compared to $241.2 million as of June 30, 2023. The decrease in cash and cash equivalents during this period primarily was due to the impact of share repurchase activity under AspenTech’s $300.0 million share repurchase authorization (the “share repurchase authorization”) during fiscal 2024. Please see below for an update on the share repurchase authorization. Under its revolving credit facility, AspenTech had no borrowings and $197.7 million available as of March 31, 2024.
AspenTech generated $138.1 million in cash flow from operations and $137.0 million in free cash flow2 in the third quarter of fiscal 2024, compared to $131.0 million in cash flow from operations and $129.3 million in free cash flow2 in the third quarter of fiscal 2023.
Recent Developments
Appointment of Chief Financial Officer
AspenTech today announced the appointment of David Baker to the position of Senior Vice President, Chief Financial Officer of the Company, effective June 3, 2024. Mr. Baker previously was employed by Emerson for over 27 years. Mr. Baker brings to the role deep financial acumen, operational expertise, and significant senior financial leadership experience from his prior roles at Emerson, including Vice President, Financial Planning, where he led the financial planning and analysis function for Emerson since March 2023, Vice President and Chief Financial Officer, Automation Solutions, from November 2018 to February 2023, and Vice President and Chief Financial Officer, Measurement and Analytical, from July 2013 to November 2018. Mr. Baker holds an M.B.A. in Operations Management from the University of Minnesota and a B.A. in Accounting from the University of Northern Iowa.
Appointment of Director of the Board
AspenTech’s Board of Directors (the “Board”) elected David Henshall as a director of the Board, effective April 26, 2024. Mr. Henshall most recently served as Chief Executive Officer at Citrix Systems, Inc., a leading multinational provider of cloud computing and virtualization technology, where he held executive roles for nearly twenty years. An experienced public company board director, Mr. Henshall actively serves as the Chairman of the board of directors of Everbridge, Inc., is a member of the board of directors HashiCorp, Inc. and Feedzai, Inc, and is a former member of the boards of directors of New Relic, Inc. and LogMeIn, Inc. He holds a M.B.A. from Santa Clara University and a B.A. in Business Administration from the University of Arizona.
Share Repurchase Authorization Update
AspenTech repurchased 288,241 shares for $56.7 million under its $300.0 million share repurchase authorization, announced on August 1, 2023, in the third quarter of fiscal 2024. As of March 31, 2024, a total of 1,243,080 shares had been repurchased under the share repurchase authorization for $243.1 million, with the total remaining value being $56.9 million.
Fiscal Year 2024 Business Outlook
Based on information as of today, May 7, 2024, AspenTech is updating its fiscal 2024 guidance.

•ACV1 growth of at least 9.0% year-over-year
•GAAP operating cash flow of at least $349 million
•Free cash flow2 of at least $340 million
•Total bookings of at least $1.03 billion
•Total revenue of at least $1.10 billion
•GAAP total expense of approximately $1.22 billion
•Non-GAAP total expense of approximately $675 million
•GAAP operating loss at or better than $121 million
•Non-GAAP operating income of at least $425 million
•GAAP net loss at or better than $29 million
•Non-GAAP net income of at least $403 million
•GAAP net loss per share at or better than $0.45
•Non-GAAP net income per share of at least $6.29
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause AspenTech’s actual results to differ materially from these forward-looking statements.
Conference Call and Webcast
AspenTech will host a conference call and webcast presentation on Tuesday, May 7, 2024, at 4:30 p.m. ET to discuss its financial results, business outlook, and related corporate and financial matters. A live webcast of the call will be available on AspenTech’s Investor Relations website, http://ir.aspentech.com, via its “Webcasts” page. To access the call by phone, please use the registration link. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast also will be available for a limited time at http://ir.aspentech.com/.
AspenTech has provided an earnings presentation for its third quarter of fiscal 2024. AspenTech asks that shareholders refer to this presentation in conjunction with the conference call, which can be found at ir.aspentech.com.
Footnotes
1.AspenTech defines ACV as the estimate of the annual value of our portfolio of term license and software maintenance and support, or SMS, contracts, the annual value of SMS agreements purchased with perpetual licenses and the annual value of standalone SMS agreements purchased with certain legacy term license agreements, which have become an immaterial part of our business.
2.Free cash flow is a non-GAAP metric that is calculated as net cash provided by operating activities adjusted for the net impact of purchases of property, equipment and leasehold improvements and payments for capitalized computer software development costs. Effective January 1, 2023, AspenTech no longer excludes acquisition and integration planning related payments from its computation of free cash flow. Free cash flow for all prior periods presented has been revised to the current period computation.
About AspenTech
Aspen Technology, Inc. (NASDAQ: AZPN) is a global software leader helping industries at the forefront of the world’s dual challenge meet the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner. AspenTech solutions address complex environments where it is critical to optimize the asset design, operation and maintenance lifecycle. Through our unique combination of deep domain expertise and innovation, customers in asset-intensive industries can run their assets safer, greener, longer and faster to improve their operational excellence. To learn more, visit AspenTech.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties, and AspenTech undertakes no obligation to update any such statements to reflect later developments. These forward-looking statements include, but are not limited to, our guidance for fiscal 2024, our expectations regarding cash collections, closing of customer renewals and completion of our share repurchase authorization. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These risks and uncertainties include, without limitation: the failure to realize the anticipated benefits of our transaction with Emerson Electric Co.; risks resulting from our status as a controlled company; the scope, duration and ultimate impacts of the Russia-Ukraine war and the Israeli-Hamas conflict; as well as economic and currency conditions, market demand (including related to adverse changes in the process or other capital-intensive industries such as materially reduced spending budgets due to oil and gas price declines and volatility), pricing, protection of intellectual property, cybersecurity, natural disasters, tariffs, sanctions, competitive and technological factors, and inflation; and others, as set forth in AspenTech’s most recent Annual Report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The outlook contained herein represents AspenTech’s expectation for its consolidated results, other than as noted herein.
© 2024 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks not owned by AspenTech are property of their respective owners.
Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the SEC. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.
Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023

	(Dollars and Shares in Thousands, Except per share data)
Revenue:
License and solutions	$169,467	$136,292	$470,578	$446,360
Maintenance	86,256	77,283	256,280	234,277
Services and other	22,383	16,303	57,719	42,898
Total revenue	278,106	229,878	784,577	723,535
Cost of revenue:
License and solutions	65,550	68,980	204,453	209,326
Maintenance	8,344	9,020	29,192	27,804
Services and other	19,048	15,799	52,290	40,897
Total cost of revenue	92,942	93,799	285,935	278,027
Gross profit	185,164	136,079	498,642	445,508
Operating expenses:
Selling and marketing	121,303	120,035	365,921	356,260
Research and development	49,334	54,046	156,155	153,741
General and administrative	33,821	40,471	105,315	124,557
Total operating expenses	204,458	214,552	627,391	634,558
Loss from operations	(19,294)	(78,473)	(128,749)	(189,050)
Other expense, net	(1,988)	(13,281)	(8,017)	(33,270)
Interest income, net	13,723	9,969	40,056	19,112
Loss before benefit for income taxes	(7,559)	(81,785)	(96,710)	(203,208)
Benefit for income taxes	(9,115)	(24,150)	(42,241)	(68,132)
Net income (loss)	$1,556	$(57,635)	$(54,469)	$(135,076)
Net income (loss) per common share:
Basic	$0.02	$(0.89)	$(0.85)	$(2.09)
Diluted	$0.02	$(0.89)	$(0.85)	$(2.09)
Weighted average shares outstanding:
Basic	63,508	64,796	63,844	64,622
Diluted	63,802	64,796	63,844	64,622

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2024	June 30, 2023

	(Dollars in Thousands, Except Share Data)
ASSETS
Current assets:
Cash and cash equivalents	$177,592	$241,209
Accounts receivable, net	140,469	122,789
Current contract assets, net	378,914	367,539
Prepaid expenses and other current assets	28,697	27,728
Receivables from related parties	69,097	62,375
Prepaid income taxes	—	11,424
Total current assets	794,769	833,064
Property, equipment and leasehold improvements, net	16,414	18,670
Goodwill	8,329,499	8,330,811
Intangible assets, net	4,306,689	4,659,657
Non-current contract assets, net	528,282	536,104
Contract costs	21,049	15,992
Operating lease right-of-use assets	94,353	67,642
Deferred income tax assets	9,843	10,638
Other non-current assets	8,529	13,474
Total assets	$14,109,427	$14,486,052

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,876	$20,299
Accrued expenses and other current liabilities	81,842	99,526
Due to related parties	67,954	22,019
Current operating lease liabilities	13,698	12,928
Income taxes payable	33,999	46,205
Current contract liabilities	134,910	151,450
Total current liabilities	342,279	352,427
Non-current contract liabilities	33,042	30,103
Deferred income tax liabilities	822,197	957,911
Non-current operating lease liabilities	81,361	55,442
Other non-current liabilities	19,726	19,240
Stockholders’ equity:
Common stock, $0.0001 par value Authorized—600,000,000 shares Issued— 65,255,754 and 64,952,868 shares Outstanding— 63,418,003 and 64,465,242 shares	7	6
Additional paid-in capital	13,259,100	13,194,028
Accumulated deficit	(95,860)	(41,391)
Accumulated other comprehensive (loss) income	(4,999)	2,436
Treasury stock, at cost — 1,837,751 and 487,626 shares of common stock	(347,426)	(84,150)
Total stockholders’ equity	12,810,822	13,070,929
Total liabilities and stockholders’ equity	$14,109,427	$14,486,052

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023

	(Dollars in Thousands)
Cash flows from operating activities:
Net income (loss)	$1,556	$(57,635)	$(54,469)	$(135,076)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	123,408	123,165	369,794	368,266
Reduction in the carrying amount of right-of-use assets	4,380	3,901	11,312	10,463
Net foreign currency losses (gains)	2,070	(1,033)	8,238	3,711
Realized gain on settlement of foreign currency forward contracts	—	(10,821)	—	(10,821)
Stock-based compensation	12,907	22,843	45,817	64,020
Deferred income taxes	(44,260)	(49,661)	(138,470)	(156,046)
Provision for uncollectible receivables	5,884	716	9,269	3,944
Other non-cash operating activities	1,435	1,698	805	1,108
Changes in assets and liabilities:
Accounts receivable	(12,214)	22,630	(22,923)	(11,060)
Contract assets	55,024	67,192	(2,902)	(10,672)
Contract costs	(2,145)	(1,810)	(5,204)	(5,357)
Lease liabilities	(4,173)	(3,694)	(11,281)	(10,303)
Prepaid expenses, prepaid income taxes, and other assets	162	(6,536)	(17,444)	27,641
Liability from foreign currency forward contract	—	25,135	—	40,454
Accounts payable, accrued expenses, income taxes payable and other liabilities	(3,286)	(10,548)	5,972	(12,038)
Contract liabilities	(2,605)	5,494	(13,564)	17,416
Net cash provided by operating activities	138,143	131,036	184,950	185,650
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(1,142)	(1,671)	(2,579)	(4,515)
Proceeds from settlement of foreign currency forward contracts	—	10,821	—	10,821
Payments for business acquisitions, net of cash acquired	—	2,449	(8,273)	(72,498)
Payments for equity method investments	249	(211)	(272)	(676)
Payments for capitalized computer software development costs	—	(18)	(131)	(347)
Payments for asset acquisitions	—	—	(12,500)	—
Purchase of other assets	—	(1,000)	—	(1,000)
Net cash (used in) provided by investing activities	(893)	10,370	(23,755)	(68,215)
Cash flows from financing activities:
Issuance of shares of common stock	7,294	5,937	15,214	31,542
Repurchases of common stock	(56,737)	—	(243,066)	—
Payment of tax withholding obligations related to restricted stock	(3,167)	(2,708)	(17,010)	(14,406)
Deferred business acquisition payments	—	—	—	(1,363)
Repayments of amounts borrowed under term loan	—	(264,000)	—	(276,000)
Net transfers (to) from Parent Company	(36,197)	(35,621)	32,558	(5,749)
Payments of debt issuance costs	—	—	—	(2,375)
Net cash used in financing activities	(88,807)	(296,392)	(212,304)	(268,351)
Effect of exchange rate changes on cash and cash equivalents	(1,604)	(4,366)	(12,508)	(12,073)
Increase (decrease) in cash and cash equivalents	46,839	(159,352)	(63,617)	(162,989)
Cash and cash equivalents, beginning of period	130,753	446,088	241,209	449,725
Cash and cash equivalents, end of period	$177,592	$286,736	$177,592	$286,736

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023

	(Dollars and Shares in Thousands, Except per Share Data)
Total expenses
GAAP total expenses (a)	$297,400	$308,351	$913,326	$912,585
Less:
Stock-based compensation (b)	(12,907)	(22,843)	(45,817)	(64,020)
Amortization of intangibles (c)	(121,749)	(121,639)	(364,901)	(363,960)
Acquisition and integration planning related fees	(945)	(761)	(815)	(7,030)

Non-GAAP total expenses	$161,799	$163,108	$501,793	$477,575

(Loss) income from operations
GAAP loss from operations	$(19,294)	$(78,473)	$(128,749)	$(189,050)
Plus:
Stock-based compensation (b)	12,907	22,843	45,817	64,020
Amortization of intangibles (c)	121,749	121,639	364,901	363,960
Acquisition and integration planning related fees	945	761	815	7,030

Non-GAAP income from operations	$116,307	$66,770	$282,784	$245,960

Net income (loss)
GAAP net income (loss)	$1,556	$(57,635)	$(54,469)	$(135,076)
Plus:
Stock-based compensation (b)	12,907	22,843	45,817	64,020
Amortization of intangibles (c)	121,749	121,639	364,901	363,960
Acquisition and integration planning related fees	945	761	815	7,030
Unrealized loss on foreign currency forward contract	—	25,135	—	40,454
Realized gain on foreign currency forward contract	—	(10,821)	—	(10,821)
Less:
Income tax effect on Non-GAAP items (d)	(28,422)	(32,776)	(85,680)	(95,666)

Non-GAAP net income	$108,735	$69,146	$271,384	$233,901

Diluted income (loss) per share
GAAP diluted income (loss) per share	$0.02	$(0.89)	$(0.85)	$(2.09)
Plus:
Stock-based compensation (b)	0.20	0.35	0.71	0.98
Amortization of intangibles (c)	1.91	1.87	5.68	5.59
Acquisition and integration planning related fees	0.02	0.01	0.01	0.11
Unrealized loss on foreign currency forward contract	—	0.39	—	0.62
Realized gain on foreign currency forward contract	—	(0.17)	—	(0.17)
Impact of diluted shares	—	—	0.01	0.02
Less:
Income tax effect on Non-GAAP items (d)	(0.45)	(0.50)	(1.33)	(1.47)

Non-GAAP diluted income per share	$1.70	$1.06	$4.23	$3.59

Shares used in computing Non-GAAP diluted income per share	63,802	65,195	64,187	65,125

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Free Cash Flow (2)
Net cash provided by operating activities (GAAP)	$138,143	$131,036	$184,950	$185,650
Purchases of property, equipment and leasehold improvements	(1,142)	(1,671)	(2,579)	(4,515)
Payments for capitalized computer software development costs	—	(18)	(131)	(347)
Free cash flow (2) (non-GAAP)	$137,001	$129,347	$182,240	$180,788

(a) GAAP total expenses
	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Total costs of revenue	$92,942	$93,799	$285,935	$278,027
Total operating expenses	204,458	214,552	627,391	634,558
GAAP total expenses	$297,400	$308,351	$913,326	$912,585

(b) Stock-based compensation expense was as follows:
	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Cost of license and solutions	$522	$832	$1,804	$2,752
Cost of maintenance	667	427	1,884	1,462
Cost of services and other	731	599	1,589	1,457
Selling and marketing	2,463	3,695	8,112	10,886
Research and development	3,343	5,972	11,615	13,831
General and administrative	5,181	11,318	20,813	33,632
Total stock-based compensation	$12,907	$22,843	$45,817	$64,020

(c) Amortization of intangible assets was as follows:
	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Cost of license and solutions	$48,314	$48,035	$144,384	$143,377
Selling and marketing	73,435	73,604	220,517	220,583
Total amortization of intangible assets	$121,749	$121,639	$364,901	$363,960

(d) The income tax effect on non-GAAP items for the three months ended March 31, 2024 and 2023, respectively, is calculated utilizing the Company’s combined US federal and state statutory tax rate as following:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
U.S. Statutory Rate	21.79%	21.79%	21.79%	21.79%

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance (Unaudited)

	Twelve Months Ended June 30, 2024 (3)
	(Dollars in Thousands, Except Share Data)
Guidance - Total expenses
GAAP expectation - total expenses	$1,221,000
Less:
Stock-based compensation	(58,000)
Amortization of intangible assets	(487,000)
Acquisition and integration planning related fees	(1,000)

Non-GAAP expectation - total expenses	$675,000

Guidance - (Loss) income from operations
GAAP expectation - loss from operations	$(121,000)
Plus:
Stock-based compensation	58,000
Amortization of intangible assets	487,000
Acquisition and integration planning related fees	1,000

Non-GAAP expectation - income from operations	$425,000

Guidance - Net (loss) income and diluted (loss) income per share
GAAP expectation - net loss and diluted loss per share	$(29,000)	$(0.45)
Plus:
Stock-based compensation	58,000
Amortization of intangible assets	487,000
Acquisition and integration planning related fees	1,000
Less:
Income tax effect on Non-GAAP items (4)	(114,000)

Non-GAAP expectation - net income and diluted income per share	$403,000	$6.29

Shares used in computing guidance for Non-GAAP diluted income per share	64,100

Guidance - Free Cash Flow (2) (5)
GAAP expectation - net cash provided by operating activities	$349,250
Less:
Purchases of property, equipment and leasehold improvements	(9,000)
Payments for capitalized computer software development costs	(250)

Free cash flow expectation (non-GAAP)	$340,000
__________
(3) Rounded amount used, except per share data.
(4) The income tax effect on non-GAAP items for the twelve months ended June 30, 2024 is calculated utilizing the Company’s statutory tax rate of 21.79 percent.
(5) Free cash flow guidance has been updated to reflect the change in methodology to calculate free cash flow, as described in Footnote 2, and does not represent a change in management’s expectations.